UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: + 27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Transaction Implementation Agreement

On June 26, 2025, Lesaka Technologies, Inc. ("Lesaka") announced that its wholly owned subsidiary, Lesaka Technologies Proprietary Limited ("Lesaka SA"), had entered into a Transaction Implementation Agreement (the "Transaction Implementation Agreement") with Zero Research Proprietary Limited ("Zero Research"), Bank Zero Mutual Bank ("Bank Zero"), the parties identified in Annexure A to the Transaction Implementation Agreement (being all of the shareholders of Bank Zero save for Zero Research and Naught Holdings Ltd), the parties listed in Annexure B to the Transaction Implementation Agreement (being all of the shareholders of Zero Research save for Naught Holdings Ltd) and Naught Holdings Ltd.

The Transaction Implementation Agreement will lapse if  the outstanding conditions precedent are not fulfilled or, if permitted, waived by August 6, 2026 (or such later date as may be agreed between Lesaka SA and the Sellers' representative).  On June 11, 2026, Lesaka SA and the Sellers' representative agreed to extend this date from August 6, 2026, to January 31, 2027, while the remaining outstanding regulatory consents are being procured.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: June 17, 2026	By:	/s/ Dan Smith
	Name:	Dan Smith
	Title:	Group Chief Financial Officer